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                                                                       EXHIBIT 5

                         SIMPSON THACHER & BARTLETT LLP
                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                                                  June 17, 2003

Peabody Energy Corporation
710 Market Street
St. Louis, Missouri 63101-1826

Ladies and Gentlemen:

                  We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the "Company"), and to the Delaware subsidiaries of the Company named on Schedule I attached hereto (each, a "Delaware Guarantor" and collectively, the "Delaware Guarantors") and to the non-Delaware subsidiaries of the Company named on Schedule II attached hereto (each, a "Non-Delaware Guarantor" and collectively, the "Non-Delaware Guarantors," together with the Delaware Guarantors, the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $650,000,000 aggregate principal amount of 6 7/8% Senior Notes Due 2013 (the "Exchange Notes") and the issuance by the Guarantors of guarantees (the "Guarantees"), with respect to the Exchange Notes.

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The Exchange Notes and the Guarantees will be issued under an indenture dated as of March 21, 2003 (the "Indenture") among the Company, certain of the Guarantors and US Bank National Association, as trustee (the "Trustee"), as supplemented by a first supplemental indenture dated as of May 7, 2003 (the "Supplemental Indenture") among the Company, the Guarantors and the Trustee. The Exchange
Notes will be offered by the Company in exchange for $650,000,000 aggregate principal amount of its outstanding 6 7/8% Senior Notes Due 2013.

                  We have examined the Registration Statement, the Indenture, which has been filed with the Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and the Supplemental Indenture, which has been filed as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantors.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the due incorporation of the Non-Delaware Guarantors, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee. We have assumed further that (a) the Non-Delaware Guarantors have duly authorized, executed and delivered the


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Indenture, (b) execution, delivery and performance by the Non-Delaware
Guarantors of the Indenture, the Exchange Notes and the Guarantees do not and will not violate the laws of the respective jurisdictions of organization of the Non-Delaware Guarantors or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States) and (c) each of the Non-Delaware Guarantors is validly existing under the laws of their respective jurisdiction of organization.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                    1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                    2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly endorsed on the Exchange Notes, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

                  Our opinions set forth above are subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.


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                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                       Very truly yours,


                                       /s/ SIMPSON THACHER & BARTLETT LLP
                                       -----------------------------------
                                           SIMPSON THACHER & BARTLETT LLP




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                                   SCHEDULE I

Arid Operations Inc.
Beaver Dam Coal Company
Big Sky Coal Company
Black Beauty Holding Company, LLC
Black Walnut Coal Company
Bluegrass Coal Company
Caballo Coal Company
Charles Coal Company
Cleaton Coal Company
Coal Properties Corp.
Colony Bay Coal Company
Cook Mountain Coal Company
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Eastern Royalty Corp.
Gallo Finance Company
Gold Fields Chile, S.A.
Gold Fields Mining Corporation
Gold Fields Operating Co.-Ortiz
Hayden Gulch Terminal, Inc
Highland Mining Company
Highwall Mining Services Company
Independence Material Handling Company
Interior Holdings Corp.
James River Coal Terminal Company
Jarrell's Branch Coal Company
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Logan Fork Coal Company
Martinka Coal Company
Mountain View Coal Company
Mustang Energy Company, L.L.C.
Patriot Coal Company, L.P.
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody COALSALES Company
Peabody COALTRADE, Inc.
Peabody Coal Company
Peabody Development Company

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Peabody Development Land Holdings, L.L.C.
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody Recreational Lands, L.L.C.
Peabody Southwestern Coal Company
Peabody Terminals, Inc.
Peabody Venezuela Coal Corp.
Peabody-Waterside Development, L.L.C.
Peabody Western Coal Company
Pine Ridge Coal Company
Pond Creek Land Resources, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Powder River Coal Company
Prairie State Generating Company, LLC
Rio Escondido Coal Corp.
Rivers Edge Mining, Inc.
Riverview Terminal Company
Seneca Coal Company
Sentry Mining Company
Snowberry Land Company
Star Lake Energy Company, L.L.C.
Thoroughbred, L.L.C.
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.

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                                   SCHEDULE II

Affinity Mining Company
Arclar Company, LLC
Big Ridge, Inc.
Black Beauty Coal Company
Black Beauty Equipment Company
Black Beauty Mining, Inc.
Black Beauty Resources, Inc.
Black Beauty Underground, Inc.
Colony Bay Coal Company
EACC Camps, Inc.
Eagle Coal Company
Eastern Associated Coal Corp.
Empire Marine, LLC
Falcon Coal Company
GIBCO Motor Express, LLC
Grand Eagle Mining, Inc.
Hillside Mining Company
Midco Supply and Equipment Corporation
North Page Coal Corp.
Ohio County Coal Company
Peabody Holding Company, Inc.
Sterling Smokeless Coal Company
Sugar Camp Properties
Yankeetown Dock Corporation